Exhibit 99.1

McEwen Mining: Reverse Split To Be Effective July 28th

TORONTO, July 27, 2022 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) ("MUX" or the "Company”) announces that starting tomorrow the Company’s common shares are expected to begin trading on the NYSE and TSX after giving effect to the 1-for-10 reverse split previously announced on July 12th, 2022 (the “Reverse Split”). Following effectiveness of the Reverse Split the Company expects to regain compliance with NYSE continued listing requirements and remain listed on the NYSE.

Pursuant to the approval by the shareholders at the annual meeting of shareholders held on July 7th, 2022, the Company filed an Amendment to its Articles of Incorporation that served to:

(i)	effect a 1-for-10 Reverse Split of the Company’s issued and outstanding common stock on July 27, 2022 at 11:59 p.m., and

(ii)	effect the decrease in authorized capital from 675 million to 200 million shares of common stock.

As previously reported, no fractional shares will be issued in connection with the Reverse Split. Shareholders of record otherwise entitled to receive fractional shares of common stock will receive cash (without interest or deduction) in lieu of such fractional share interests. The Reverse Split will not alter the par value of the common stock or modify any voting rights or other rights or terms of the common stock. Except for any shareholders who receive cash in lieu of a fractional share as a result of the Reverse Split, the Reverse Split will affect all shareholders uniformly. Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the Reverse Split.

Computershare will send instructions (a “Letter of Transmittal”) to shareholders who hold stock certificates regarding the exchange of old certificates for new certificates. To exchange your stock certificates, you must follow the instructions contained in the Letter of Transmittal. Shareholders who hold their shares in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares.

Following the Reverse Split, the number of outstanding common shares of the Company will be reduced from approximately 474 million outstanding common shares to approximately 47 million outstanding common shares. MUX's common shares will continue to trade on the NYSE and the TSX under the existing ticker symbols subject to on-going satisfaction of continued listing requirements. Following the Reverse Split, the new CUSIP number for the Company's common shares will be 58039P305, and the new ISIN for the Company's common shares will be US58039P3055.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina. It also has a large exposure to copper through its subsidiary McEwen Copper, owner of the Los Azules copper deposit in Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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